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                                                                    EXHIBIT 99.2

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.

   The undersigned hereby appoints Nigel H.J. Rogers and Jean M. Waggett as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, on the matters and as designated on the other side, all the ordinary shares of Terra Nova (Bermuda) Holdings Ltd. standing in the name of the undersigned with all powers which the undersigned would possess if present at each of the Court Meeting of Holders of Class A Ordinary Shares, the Court Meeting of Holders of Class B Ordinary Shares and the Special General Meeting of Holders of Class A Ordinary Shares,
as applicable, each such meeting to be held on    , 2000 or any adjournment
thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                              FOLD AND DETACH HERE
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The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5

Please mark
your votes
as indicated in
this sample [X]

Court Meeting of Holders of Class A Ordinary Shares

   Item 1--Resolution. The Scheme of Arrangement among Terra Nova (Bermuda) Holdings Ltd. and the holders of the Class A Ordinary Shares and Class B Ordinary Shares in the form of the document presented to the meeting and signed by the Chairman of the Court Meeting for purposes of identification, with any modification or addition or condition approved or imposed by the Supreme Court of Bermuda, be and hereby is approved.

                           FOR    AGAINST    ABSTAIN
                           [_]       [_]        [_]

Court Meeting of Holders of Class B Ordinary Shares

   Item 2--Resolution. The Scheme of Arrangement among Terra Nova (Bermuda) Holdings Ltd. and the holders of the Class A Ordinary Shares and Class B Ordinary Shares in the form of the document presented to the meeting and signed by the Chairman of the Court Meeting for purposes of identification, with any modification or addition or condition approved or imposed by the Supreme Court of Bermuda, be and hereby is approved.

                           FOR    AGAINST    ABSTAIN
                           [_]       [_]        [_]

Special General Meeting of Holders of Class A Ordinary Shares

   Item 3--Resolution. The Agreement and Plan of Merger and Scheme of Arrangement between Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., dated as of August 15, 1999, and the transactions contemplated thereby, be and hereby are approved.

                           FOR    AGAINST    ABSTAIN
                           [_]       [_]        [_]

   Item 4--Resolution. To give effect to the Scheme of Arrangement at the effective time of the Scheme of Arrangement, (i) the issued share capital of Terra Nova (Bermuda) Holdings Ltd. will be reduced to $12,000 by canceling all of the outstanding Terra Nova Class A ordinary shares and Class B ordinary shares and (ii) Terra Nova (Bermuda) Holdings Ltd. will apply the credit arising in its books of account as a result of the cancellation of the outstanding Terra Nova Class A ordinary shares and Class B ordinary shares in paying up in full at par an appropriate number of new Class A ordinary shares, credited as fully paid, to Markel Holdings Inc. or to its nominees and Terra Nova (Bermuda) Holdings Ltd. is unconditionally authorized to allot and issue the new Class A ordinary shares accordingly.

                           FOR    AGAINST    ABSTAIN
                           [_]       [_]        [_]

   Item 5--Resolution. The Scheme of Arrangement among Terra Nova (Bermuda) Holdings Ltd. and the holders of the Class A Ordinary Shares and Class B Ordinary Shares in the form of the document presented to the meeting and signed by the Chairman of the Court Meeting for purposes of identification, with any modification or addition or condition approved or imposed by the Supreme Court of Bermuda, be and hereby is approved.

                         FOR    AGAINST    ABSTAIN

                         [_]       [_]        [_]


                                       2
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Court Meeting of Holders of Class A Ordinary Shares and Court Meeting of
Holders of Class B Ordinary Shares and Special General Meeting of Holders of Class A Ordinary Shares

   Item 6--Other Business. The undersigned hereby authorizes the proxies to vote in their discretion on any other business which may be properly brought before the meeting or any adjournment or postponements thereof.


Date: _________________________, 1999

Signature: __________________________

Date: _________________________, 1999

Signature (if held jointly): ________

   Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as an attorney, or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the resolutions contained in Items 1, 2, 3, 4 and 5 on which the undersigned is entitled to vote and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                              FOLD AND DETACH HERE